February 28, 1996

          Duff & Phelps Mutual Funds
          370 Seventeenth Street, Suite 2700
          Denver, Colorado  80202

                         Re:  Filing of Form 24f-2 Notice

          Ladies and Gentlemen:

                    We have acted as special counsel to Duff &
          Phelps Mutual Funds (the "Trust"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (a "Massachusetts Business Trust"), in connection with the filing of Form 24F-2 (the "Form 24F-2") with the Securities and Exchange Commission (the "Commission"). The Form 24f-2 makes definite registration of 34,673,071 shares of beneficial interest, without par value (the "Shares"), issued by the series of the Trust designated the Duff & Phelps Enhanced Reserves Fund for the Trust's fiscal year ended December 31, 1995.

                    In connection with the foregoing, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Declaration of Trust and Bylaws of the Trust each as amended to date hereof (the "Declaration of Trust" and the "Bylaws");
          (ii) Post-Effective Amendment Nos. 2, 3, 4, 5, 6 and 7 under the Securities Act of 1933, as amended, to the Trust's Registration Statement on Form N-14 (file nos. 33-71980 and 811-8164) filed with the Commission on April 28, 1995, May 17, 1995, July 28, 1995, October 10, 1995,
          November 9, 1995 and January 22, 1996, respectively, and the exhibits contained therein; (iii) copies of certain resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares and furnished to us by the Trust; and (iv) such other agreements, documents, certificates and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions which were not independently established, we have relied on statements or representations of officers of the Trust or others.

                    Members of this Firm are admitted to the practice of law in The Commonwealth of Massachusetts, and we express no opinion as to the law of any other jurisdiction.

                    Pursuant to certain decisions of the Supreme
          Judicial Court of Massachusetts, shareholders of a Massachusetts Business Trust may, under certain circumstances, be held personally liable as partners for the obligations of the Massachusetts Business Trust.
          Even if the Trust were held to be a partnership, however, the possibility of the holders of Shares incurring personal liability for financial losses of the Trust appears remote because (i) Article V, Section 5.1, of the Declaration of Trust contains an express disclaimer of liability for holders of Shares for the obligations of the Trust and provides that the Trust shall indemnify and hold each holder of Shares harmless from and against all claims and liabilities to which such holder may become subject by reason of his being or having been a holder of Shares and (ii) Article V, Section 5.5, requires that a recitation of such disclaimer be included in every written obligation, contract, instrument, certificate, share of beneficial interest, other security of the Trust or undertaking made or issued by the trustees of the Trust.

                    Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares by the Trust have been validly authorized and, assuming certificates therefor have been duly executed and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares were validly issued, fully paid and, subject to the statements set forth above regarding the liability of a shareholder of a Massachusetts Business Trust, nonassessable.

                    We hereby consent to the filing of this opinion with the Form 24f-2.

                                    Very truly yours,


                                   /s/ Skadden, Arps, Slate, Meagher & Flom